                      SECURITIES AND EXCHANGE COMMISSION


                            Washington, D.C. 20549


                                   Form 8-K


                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


                                Date of Report
                       (Date of earliest event reported)
                                 April 7, 1995


                             SUNRISE MEDICAL INC.
            (Exact name of registrant as specified in its charter)


                                   Delaware
        (State or other jurisdiction of incorporation or organization)

           0-12744                                       95-3836867
   (Commission File Number)                 (I.R.S. Employer Identification No.)


   2382 Faraday Avenue, Suite 200
        Carlsbad, California                               92008
(Address of principal executive offices)                (Zip code)


              Registrant's telephone number, including area code
                                (619) 930-1500

Exhibit Index on Page 2                                        Page 1 of 31

Item 2.

On April 7, 1995 Sunrise Medical, Inc. ("Sunrise" or the "registrant"), through a wholly owned affiliate, Homecare Holdings France S.A., purchased all of the outstanding stock of S.E.P.A.C., Corona S.A., Tecktona Bois S.A., and Tecktona Sante S.A., a group of related French corporations, (collectively, the "Corona Group"), from Mr. Christian Suzanne, Mrs. Jeane Santucci-Suzanne, Mr. Pascal Suzanne, Mr. Laurent Suzanne, Mrs. Isabelle Suzanne-Aubert, Mrs. Nathalie Suzanne-Naylor, and Lion Expansion PME, a French corporation, and all of the outstanding stock of Sci La Planche, a French real estate company, from Mr. Christian Suzanne and Mrs. Jeane Santucci-Suzanne. The total purchase price of 206 million French francs includes cash of 175 million French francs and Sunrise common stock valued at 31 million French francs. The cash portion of the purchase price will be provided from the registrant's existing credit facility.

The terms of the purchase are more fully described in the Purchase Agreement, a copy of which is attached as an exhibit hereto.

The Corona Group manufactures and markets hydraulic and electric beds and other furniture for home care, nursing homes and hospital markets in France. Corona sales outside France are minimal. Sunrise intends to continue to utilize the assets acquired in this transaction in the same manner as they were employed prior to the acquisition.


Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

a)  Financial Statements of Corona SA, its subsidiaries and related companies

b)  Pro Forma Financial Information

c)  Exhibits

    The following exhibits are filed with or incorporated by reference in this report:


Exhibit
Number                    Description
- -------                   -----------

2                         Purchase Agreement dated as of
                           February 23, 1995

23                        Accountants' consent - KPMG Audit

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       SUNRISE MEDICAL INC.


Date: April 7, 1995              By /s/ Ted N. Tarbet
                                   --------------------------------
                                        Ted N. Tarbet
                                        Senior Vice President, Chief Financial
                                        Officer and Secretary
                                        (Principal Financial Officer)


Date: April 7, 1995              By /s/ John M. Radak
                                   --------------------------------
                                        John M. Radak
                                        Vice President and Controller
                                        (Principal Accounting Officer)

                                                                        Item 7.a

               CORONA SA, ITS SUBSIDIARIES
               AND RELATED COMPANIES


               Combined Financial Statements

               September 30, 1994

               (With Independent Auditors' Report Thereon)

INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
Corona SA:

We have audited the accompanying combined balance sheet of Corona SA, its subsidiaries and related companies as of September 30, 1994, and the related combined statements of income and cash flow for the year then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in France and in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Corona SA, its subsidiaries and related companies at September 30, 1994 and the results of their operations and their cash flow for the year then ended in conformity with accounting principles generally accepted in France.

Accounting principles generally accepted in France for consolidated financial statements differ in certain respects from accounting principles generally accepted in the United States. Differences between accounting principles accepted in France and the United States are summarized in Note 3 to the combined financial statements.

                                    [KPMG Audit]

Neuilly sur Seine, France

April 3, 1995

CORONA SA, ITS SUBSIDIARIES AND RELATED COMPANIES

COMBINED BALANCE SHEET (SEE NOTE 2)
September 30, 1994
(in thousands of French Francs)

                                                       Gross    Depreciation         Net
ASSETS                                        Notes    amount   or allowances       amount
                                             -------   ------   -------------       ------
FIXED ASSETS:
Intangible assets:
 Franchises, patents and similar assets                   217             203           14
 Goodwill                                        4.1    1,670               -        1,670
 Other intangible assets                                   30               -           30
Tangible fixed assets:                           4.2
 Land                                                     669              36          633
 Buildings                                      11.1   18,957           5,133       13,824
 Industrial fixtures and equipment              11.1   15,351           8,658        6,693
 Other tangible fixed assets                            2,559           1,560          999
Financial assets:
 Loans                                                    362               -          362
 Other financial assets                                    43               -           43
                                                      -------          ------      -------
                                                       39,858          15,590       24,268
                                                      -------          ------      -------
CURRENT ASSETS:
Inventories:                                       5
 Raw materials and supplies                             8,883               -        8,883
 Work in progress - goods                               2,704               -        2,704
 Finished goods                                         7,712           1,450        6,262
Receivables:
 Trade receivables                                     48,371             899       47,472
 Sundry receivables                                     3,524               -        3,524
Marketable securities                                     132               -          132
Cash and cash equivalents                               7,925               -        7,925
Prepaid expenses                                        1,096               -        1,096
                                                      -------          ------      -------
                                                       80,347           2,349       77,998
                                                      -------          ------      -------
Deferred charges                                           37               -           37
                                                      -------          ------      -------
   TOTAL ASSETS                                       120,242          17,939      102,303
                                                     ========          ======      =======

See accompanying notes to the combined financial statements.

CORONA SA, ITS SUBSIDIARIES AND RELATED COMPANIES
COMBINED BALANCE SHEET (SEE NOTE 2) - Continued
September 30, 1994
(in thousands of French Francs)

 LIABILITIES AND EQUITY
                                                    Notes
                                                    -----
SHAREHOLDERS' EQUITY:                              7
Common stock                                                         2,360
Additional paid - in capital                                           300
Retained earnings - prior years:                 7 & 12.3
  Legally restricted reserves                                          412
  Tax related reserves                                                  21
  Other retained earnings                                           16,463
Net income for the year                                             18,100
Special provision for tax purposes                                     401
                                                                   -------
                                                                    38,057
                                                                   -------
OTHER FUNDS                                                            100
                                                                   -------
                                                                       100
                                                                   -------
PROVISIONS                                          8
  Provision for risks                                                4,011
  Provision for future costs                                           143
                                                                   -------
                                                                     4,154
                                                                   -------
LIABILITIES:
Financial liabilities:                              6
  Convertible debenture                                              3,203
  Borrowings from credit institutions             11.1              19,079
  Other borrowings and loans                                         1,907
Customers' advances                                                    436
Operating liabilities
  Trade accounts payable and related liabilities                    20,112
  Taxes and social debts                                            13,512
Other liabilities
  Liabilities related to fixed assets                                   11
  Other creditors                                                    1,732
                                                                   -------
                                                                    59,992
                                                                   -------
             TOTAL LIABILITIES AND EQUITY                          102,303
                                                                   =======

See accompanying notes to the combined financial statements.

CORONA SA, ITS SUBSIDIARIES AND RELATED COMPANIES
COMBINED STATEMENT OF INCOME (SEE NOTE 2)
Year ended September 30, 1994
(in thousands of French Francs)

                                                 Notes
                                                 -----
Operating income:
  Sales of manufactured goods                             176,935
  Sales of services                                           654
                                                          -------
     Net sales (sub total)                         9      177,589
                                                          -------
Changes in inventory of manufactured goods                   (213)
  Trading subsidies or grants                                 300
  Reversal of depreciation, provisions
   and transfer of charges                                  6,744
  Other income                                                659
                                                          -------
Total operating income                                    185,079
                                                          -------
Operating expenses:
  Purchases of raw materials and supplies                  88,841
  Changes in inventory of raw materials
   and supplies                                            (2,391)
  Other purchases and expenses                             23,895
  Non-income taxes                                          2,313
  Wages and salaries                                       24,185
  Social security charges                                   9,560

Depreciation and provisions:
  Depreciation of fixed assets                     4.2      2,838
  Amortization of deferred charges                              6
  On current assets: provisions                             1,546
  For risks and future charges                              2,393

Other expenses                                                474
                                                          -------
Total operating expenses                                  153,660
                                                          -------
Net operating income                                       31,419
                                                          -------

See accompanying notes to the combined financial statements.

CORONA SA, ITS SUBSIDIARIES AND RELATED COMPANIES
COMBINED STATEMENT OF INCOME (SEE NOTE 2) - Continued
Year ended September 30, 1994
(in thousands of French Francs)

                                                Notes
                                                -----
Balance brought forward                                    31,419
                                                           ------
Financial income:
  Interest and similar income                                 297
  Foreign currency exchange gain                               25
  Net profit on disposal of marketable securities             294
                                                           ------
  Total financial income                                      616
                                                           ------
Financial expenses:
  Interest and similar expense                              2,284
  Foreign currency exchange loss                               29
                                                           ------
  Total financial expenses                                  2,313
                                                           ------
  Net financial expenses                                   (1,697)
                                                           ------
Net income before items below                              29,722
                                                           ------
Exceptional income:
  Capital transactions                                        287
  Reversal of provisions                                      322
                                                           ------
  Total exceptional income                                    609
                                                           ------
Exceptional expenses:
  Operating charges                                            57
  Capital transactions                                        285
  Provisions                                                1,406
                                                           ------
  Total exceptional expenses                                1,748
                                                           ------
Net exceptional loss                                       (1,139)
Employees' profit sharing plan expense                     (2,563)
Corporate income tax on profit                             (7,920)
                                                           ------
Net income                                                 18,100
                                                           ======

See accompanying notes to the combined financial statements.

CORONA SA, ITS SUBSIDIARIES AND RELATED COMPANIES
COMBINED STATEMENT OF CASH FLOWS (SEE NOTE 2)
Year ended September 30, 1994
(in thousands of French Francs)

                                          Notes
                                          -----
    Net cash provided by
    operating activities                   10         11,969

Cash flows from investing activities:

  Proceeds from sale of property,
  plant and equipment                                    320

  Capital expenditure                                 (8,283)
                                                      ------
    Net cash used in investing activities             (7,963)
                                                      ------
Cash flows from financing activities:

  Principal payments on notes payable to banks           (18)

  Principal payments on long-term debt                (3,550)

  Principal payments under capital lease obligations    (482)

  Dividends paid                                      (2,166)
                                                     -------
    Net cash used in financing activities             (6,216)
                                                     -------
Net decrease in cash and cash equivalents             (2,210)

Cash and cash equivalents at beginning of year        10,135
                                                     -------
Cash and cash equivalents at end of year               7,925
                                                     =======

See accompanying notes to the combined financial statements.

                               Corona SA, its Subsidiaries and Related Companies
                                      Notes to the Combined Financial Statements
                                                              September 30, 1994
                                 (all amounts are in thousands of French francs)

1    NATURE OF BUSINESS

     Corona SA and its related companies (Corona Group) is the second largest manufacturer in France of beds and bedroom furniture for hospitals, nursing homes and distributors of home medical equipment.

     During recent years the Corona Group has gained a substantial share of the French market in hospital beds, its principal product being the electrical height adjustable bed.

     The Corona Group is privately owned and is comprised of the following entities: Corona SA, Tecktona Bois SA, Tecktona Sante SA, S.E.P.A.C., and SCI La Planche.

     Corona SA is the main manufacturing and distributing company in the Group and owns 95% of the common shares of both Tecktona Bois SA and Tecktona Sante SA.

     Tecktona Bois SA manufactures wood based products which it supplies solely to Corona SA.

     Tecktona Sante SA is a distribution company which sells products to retailers which it purchases from Corona SA.

     S.E.P.A.C. is the holding company of Corona SA with 56.7% of the share capital of that company. The remaining shares in Corona SA are held by private shareholders and an external investor. S.E.P.A.C. was created in order to facilitate the transfer of shares in Corona SA to relatives of the private shareholders.

     SCI La Planche is owned by the same private shareholders.

     The purpose of SCI La Planche is the ownership, management, administration and sale of assets which are leased to Corona SA and its subsidiaries.

                               Corona SA, its Subsidiaries and Related Companies
                                      Notes to the Combined Financial Statements
                                                              September 30, 1994
                                 (all amounts are in thousands of French francs)


2    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

2.1  PRINCIPLES OF PRESENTATION AND COMBINATION

     The combined financial statements include the financial statements of Corona SA, Tecktona Bois SA, Tecktona Sante SA and those of S.E.P.A.C. and SCI La Planche.

     As S.E.P.A.C. is a French partnership, which has no commercial activity, it cannot be the consolidating company for Corona SA and its subsidiaries under French accounting rules.

     In order to present the substance of the Group's activities and financial position the net assets of SCI La Planche, and the net assets of S.E.P.A.C. have been included in the combined financial statements of the Corona Group.

     All significant intercompany balances and transactions have been eliminated in combination. The closing date is September 30, 1994, the financial year end of Corona SA, Tecktona Bois SA and Tecktona Sante SA.

     The financial statements which have been combined for S.E.P.A.C. and SCI La Planche are those for the year ended December 31, 1994, being the financial year end of these companies. As the impact of the last three months of this period is insignificant, these financial statements have not been adjusted in the financial statements of the Corona Group at September
     30, 1994.

     Minority interests have not been identified under a separate caption within the combined financial statements of the Corona Group. They are included within other retained earnings but do not represent a significant proportion of the net assets.

2.2 GENERAL ACCOUNTING POLICIES

     The principal accounting policies adopted by the Corona Group are in accordance with accounting policies generally accepted in France (see note
     3).

     The financial statements have been prepared on the basis of the following general accounting concepts:

     .  assumption of going concern,
     .  consistency in accounting principles,
     .  use of historical costs,
     .  matching concept.

                               Corona SA, its Subsidiaries and Related Companies
                                      Notes to the Combined Financial Statements
                                                              September 30, 1994
                                 (all amounts are in thousands of French francs)


2.3 SPECIFIC ACCOUNTING POLICIES

    INTANGIBLE ASSETS

     Computer software licences are capitalized and amortized on a straight line basis over one year. Research and development costs are charged to expenses as incurred.

    TANGIBLE FIXED ASSETS

     Tangible fixed assets are valued at cost and are depreciated on a straight line or accelerated basis over the following estimated useful lives:

                                       Straight     Accelerated
                                     line (years)     (years)
                                     ------------   ------------
     Buildings                                20              -
     Furnitures and fittings             5 to 10        5 and 7
     Plant and machinery                 2 to 10       5 and 10
     Moulds                               3 to 5              -
     Water purification station          7 to 15              -
     Hardware                            3 to 10              5
     Vehicles                             2 to 4              -
     Furnitures                               10              -

     When assets are disposed of, the cost and related accumulated depreciation are removed from the financial statements, and any resulting gain or loss is recognized in exceptional income for the period. The costs of maintenance and repairs are charged to the income statement as incurred; significant improvement costs are capitalized.

     FINANCIAL ASSETS

     Financial assets are recorded at their purchase price. Acquisition costs of financial assets are not capitalized.

     INVENTORIES

     Raw materials are valued according to the latest invoice price which management does not consider to be significantly different from historical cost. Unit costs are updated each time a supplier's invoice is registered in the accounting system.

                               Corona SA, its Subsidiaries and Related Companies
                                      Notes to the Combined Financial Statements
                                                              September 30, 1994
                                 (all amounts are in thousands of French francs)


     Work in progress and finished goods are valued according to the bill of materials included in the products at every step of the production process. The bills of materials include the costs of raw material, labor and sub-contractor costs as follows:

     In valuing work in process and finished goods, raw materials are valued at the latest invoice price; labor cost is calculated according to a standard time and a standard hourly cost for each step of the process. The standard hourly cost corresponds to the annual operating expenses divided by the workers' productive hours during the year. The operating expenses include all such expenses except for salesmen's commissions, freight and subcontractors' expenses. This basis of valuation has the effect of including in inventory a portion of selling expenses. Whilst it is an unusual practice from a French point of view, this policy has been adopted because the significant majority of the Corona Group production is manufactured to order.

     Subcontractors' costs are valued at the invoice price.

     The only inventory depreciated is the demonstration inventory which is provided for on a straight-line basis over one year from the date of its being made available to clients.

     RECEIVABLES

     Accounts receivables are recorded at historical cost.

     Provisions against bad and doubtful receivables are made on a case by case basis. The provisioning policy is a 100% provision for doubtful receivables when management consider that there is nearly no chance of recovering the debt.

     PREPAID EXPENSES

     Prepaid expenses is largely comprised of the inventory of advertising catalogues whose costs are capitalized and amortized over the expected useful lives.

     REVENUE RECOGNITION

     Revenue is recognized in the financial statements upon delivery of goods to customers. The Corona Group production is essentially based on orders received. These orders provide for a delivery date which can, at the customer's request, be deferred. Accordingly, revenue is recognised in the financial statements at the delivery date or, in the event of a valid business reason for deferral at the customer's request, at the date on which goods are ready for delivery.

                               Corona SA, its Subsidiaries and Related Companies
                                      Notes to the Combined Financial Statements
                                                              September 30, 1994
                                 (all amounts are in thousands of French francs)


     RETIREMENT INDEMNITIES

     No accrual provision is made by the Corona Group for future liabilities for the lump sum retirement indemnities payable under French labor law. These future payments are charged to expenses as they are incurred.

     WARRANTY ACCRUAL

     Warranty costs are accrued for after sales service of any nature provided by the company over a period of one year from the date of sale. The calculation method is based on the determination of an estimate of the annual cost of the after sales service. This estimated cost takes into account the purchase cost of repair parts, the operating charges of the department, the labor cost and overheads related to aftersales service.

     GRANTS

     No large grants or subsidies have been received by the Corona Group during the period.

     FOREIGN CURRENCY TRANSLATION

     The accounting records of the Company are maintained in French francs. During the period foreign currency transactions are recorded at prevailing rates of exchange and the effect of rate changes are included in the determination of net income for the period. Year end balances are translated at the rates prevailing at the balance sheet date.

     LEASES

     The Corona Group has acquired assets under finance leases. The major contracts relate to the premises leased by Tecktona Bois SA, and to a robot leased by Corona SA.

     The leasing operations detailed above have been treated as capital leases according to French accounting standards in the combined financial statements.

     DEFERRED TAX

     Deferred tax has been recorded on all material timing differences between book and taxable income in accordance with French accounting standards in the combined financial statements.

                               Corona SA, its Subsidiaries and Related Companies
                                      Notes to the Combined Financial Statements
                                                              September 30, 1994
                                 (all amounts are in thousands of French francs)


2.4  CONSISTENCY IN APPLICATION OF ACCOUNTING POLICIES

     The principal accounting policies detailed above have been consistently applied in the financial statements from year to year.

3 DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN FRANCE AND THE US

     The principal differences between the French accounting principles ('French GAAP') which have been applied in the preparation of the Corona Group financial statements and accounting principles generally accepted in the US ('US GAAP') are as follows:

3.1  PROVISION FOR POST-RETIREMENT BENEFITS

     No provision has been made in the financial statements of the Corona Group for these payments. The total of this commitment is not considered material given the low average age of the employees of the group.

3.2  DIVIDENDS

     According to French accounting principles, dividends declared at the end of one financial period are not distributed until they have been approved by the shareholders in a General Meeting. Dividends paid are, therefore, accounted for after the period end. This causes a timing difference between French GAAP and US GAAP in which dividends are accounted for when they are declared.

     See note 12 for subsequent events.

3.3  INVENTORY VALUATION

     As described in note 2.3 above, the carrying value of inventory includes an element of selling expenses which should be expensed as a period cost under accounting principles accepted in the US. The impact of this policy on net income for 1994 is not considered significant. The pre-tax impact of this policy on the shareholders' equity as of September 30, 1994 is estimated at FF. 1,350.

                               Corona SA, its Subsidiaries and Related Companies
                                      Notes to the Combined Financial Statements
                                                              September 30, 1994
                                 (all amounts are in thousands of French francs)


3.4  AMORTIZATION OF GOODWILL

     As explained in note 4.1, the goodwill arising from the acquisition by S.E.P.A.C. of shares in Corona SA has not been amortized. Accounting principles generally accepted in the United States would require such goodwill to be amortized over a period not exceeding 40 years.

3.5  INCOME STATEMENT PRESENTATION

     The reclassifications which would be necessary for a presentation in accordance with US GAAP have not been undertaken. The major characteristics of the French accounts format which differ from the U.S. format are as follows:

     . French GAAP financial statements do not comprise a "cost of sales" caption and, as a result, it is not possible to derive a "gross profit" for the year from the combined financial statements as presented.

     . The increases and decreases in provisions are shown gross rather than net.

     . Systematic classification of certain items as "exceptional" which are not "exceptional" for U.S. purposes. These include accelerated fixed asset depreciation for tax purposes, gain or loss on the disposal of fixed assets and "prior year" items.

                               Corona SA, its Subsidiaries and Related Companies
                                      Notes to the Combined Financial Statements
                                                              September 30, 1994
                                 (all amounts are in thousands of French francs)


4      FIXED ASSETS

4.1    GOODWILL IN S.E.P.A.C UPON THE PURCHASE OF SHARES IN CORONA SA

       S.E.P.A.C. purchased shares in Corona SA as follows: 9,810 on April 14, 1990 and 3,751 on October 1, 1991.

       The differences between the acquisition prices and the share of the net assets in Corona SA acquired at the time of these purchases have been treated as goodwill. This amounts to FF. 1,670 and is included in intangible assets on the accompanying combined balance sheet.

       Goodwill has not been amortized.

4.2    TANGIBLE FIXED ASSETS

4.2.1  MOVEMENTS IN COSTS AND RELATED DEPRECIATIONS

       The table below shows the analysis of tangible fixed assets by category.

                     Land &                Industrial
                      Land                 fixtures &
                    Improve-                equipment   Work in
                        ment    Buildings    & Other    process  Total
COST:
At October 1, 1993       669     15,157     12,995       49      28,870
Additions                  -      3,751      5,483        -       9,234
Disposals                  -          -       (568)       -        (568)
Transfers                  -         49          -      (49)          -
At September 30, 1994    669     18,957     17,910        -      37,536

DEPRECIATION:
Accumulated depreciation
at October 1, 1993        30      4,147      8,678        -      12,855
Charge for the year        6        986      1,823        -       2,815
Disposals                  -          -       (283)       -        (283)
At September 30, 1994     36      5,133     10,218        -      15,387

Net book value at
September 30, 1994       633     13,824      7,692        -      22,149

                               Corona SA, its Subsidiaries and Related Companies
                                      Notes to the Combined Financial Statements
                                                              September 30, 1994
                                 (all amounts are in thousands of French francs)



4.2.2 EXPLANATIONS OF SIGNIFICANT MOVEMENTS

      Additions to buildings are largely composed of extensions to the production premises of Corona SA in order to rationalize the production process. More specifically, surfaces for an automatic painting chain were installed.

      Additions to plant and equipment were largely comprised of a painting chain (FF. 2,987) and of a robot (FF. 1,000).

5     CURRENT ASSETS

5.1   INVENTORIES

      The table below shows the analysis of inventories at September 30, 1994:

      Raw materials              8,883
      Work in process            2,704
      Finished goods             4,888
      Demonstration stocks       2,824
                                ------
      Gross inventories         19,299
      Provision                 (1,450)
                                ------
      Net value                 17,849
                                ======

      Demonstration inventories were completely provided for as of September 30, 1993. Those demonstration inventories held at September 30, 1994 have been provided for over one year according to the date at which they were made available to clients.

5.2  MATURITIES OF CURRENT ASSETS

     Current assets are recoverable within 1 year except for an amount of FF. 1,660 which represents VAT recoverable. This receivable is due from the French government and is interest bearing at a rate of approximately 4%.

                               Corona SA, its Subsidiaries and Related Companies
                                      Notes to the Combined Financial Statements
                                                              September 30, 1994
                                 (all amounts are in thousands of French francs)



6     FINANCIAL LIABILITIES

6.1   MATURITIES OF DEBTS

                               Less than          Between              After
                                1 year          1 and 5 years         5 years         Total
                               ----------       -------------         -------         -----
Convertible debenture             3,203               --                  --           3,203
Bank loans                        2,731            6,977               1,685          11,393
Finance lease: building             423            2,199               4,164           6,786
Finance lease: equipment            150              750                  --             900
Other borrowings and
loans                             1,907               --                  --           1,907
                                  -----           ------               ------         ------
                                  8,414            9,926                5,849         24,189
                                  =====           ======               ======         ======

     Other borrowings and loans relate to the current accounts with the private shareholders.

6.2  CHARACTERISTICS OF THE CONVERTIBLE DEBT

     During the year ended September 30, 1993 Corona SA obtained a loan of FF. 3,000 which was made up of 1,770 debentures with a nominal value of FF.
     1.695 each and which are convertible into shares. Interest is payable on these debentures on an annual basis.

     Under the terms of the contract, this borrowing is repayable in equal parts over the years 1996, 1997 and 1998. However, as described in note 12, the characteristics of this liability have been modified since the year end and, as a result, the debt is shown as current in note 6.1.

                               Corona SA, its Subsidiaries and Related Companies
                                      Notes to the Combined Financial Statements
                                                              September 30, 1994
                                 (all amounts are in thousands of French francs)


7    SHAREHOLDERS' EQUITY

7.1  CHANGES IN SHAREHOLDERS' EQUITY


                                                                                                Special
                                Additional    Legally      Tax                                 provision
                      Common     paid-in     restricted   Related    Retained   Net income      for tax
                       stock     capital      reserves    reserves   earnings   for the year    purposes      TOTALS
                      ------    ----------   ----------   --------   --------   ------------   ---------      ------
Balance as of
October 1, 1993       2,360         300         316           21       8,896        10,161         473         22,527

Attribution of
1993 net income
(of which FF.2,166
is dividend)                                     96                    7,899       (10,161)                    (2,166)

1994 SCI result
distributed to owners                                                   (332)                                    (332)

Write back of
provision to
income statement                                                                                   (72)           (72)

Net income for
the year                                                                            18,100                     18,100

Balance as of
September 30, 1994    2,360         300         412           21      16,463        18,100         401         38,057

7.2  COMPOSITION OF THE SHARE CAPITAL

     The share capital is that of Corona SA.

     The investments in the subsidiaries Tecktona Bois SA and Tecktona Sante SA have been eliminated in the consolidation of these two companies. The minority interests of these companies, are not considered to be significant and have been included in retained earnings.

                               Corona SA, its Subsidiaries and Related Companies
                                      Notes to the Combined Financial Statements
                                                              September 30, 1994
                                 (all amounts are in thousands of French francs)


8   PROVISIONS FOR RISKS AND CHARGES

    These provisions are comprised of the following elements:

     Warranty accrual                                                   2,250

     Provision for corporation taxes
     (following an inspection by the tax authorities
     for the years ended September 30, 1991,
     1992 and 1993)                                                     1,406

     Other                                                                498
                                                                       ------
                                                                        4,154
                                                                       ======

    The tax provision has been substantially paid over to the tax authorities subsequent to the year end.

9   DETAILS OF THE INCOME STATEMENT

9.1 ANALYSIS OF SALES

    Sales Corona France production                                    129,267

    Sales to French overseas territories and departments                3,639

    Sales of goods and spare parts                                     29,441

    Other income                                                          654
                                                                      -------
        TOTAL France                                                  163,001
                                                                      -------
    Corona export sales                                                14,572

    Other export                                                           16
                                                                      -------
        TOTAL export                                                   14,588
                                                                      -------
        TOTAL SALES                                                   177,589
                                                                      =======

                                      22

                               Corona SA, its Subsidiaries and Related Companies
                                      Notes to the Combined Financial Statements
                                                              September 30, 1994
                                 (all amounts are in thousands of French francs)


9.2  AVERAGE NUMBERS OF PERSONNEL

                                       Salaried               Non-salaried
                                       personnel                personnel
                                       ---------              ------------

     Executives                               6                       --
     Technicians and other professionals     20                       --
     Employees                               15                       --
     Laborers                               107                       6
                                          -----                    -----
         Sub-total                          148                       6
         Sales people                         6                       --
                                          -----                    -----
         TOTAL                              154                       6
                                          =====                    =====


10   RECONCILIATION OF NET INCOME TO NET CASH PROVIDED BY OPERATING ACTIVITIES

     The reconciliation of net income to net cash provided by operating activities for the year ended September 30, 1994 follows (in thousand of French francs):

     Net income                                           18,100

     Adjustments to reconcile net income to net cash provided by operating activities:

     Depreciation and amortization of fixed assets         2,838

     Gain on sale of equipment                               (11)

     Increase in trade accounts receivable                (8,258)

     Increase in inventories                              (2,775)

     Decrease in prepaid expenses                            214

     Decrease in other receivables                           979

     Increase in trade accounts payable                    2,466

     Increase in accrued expenses                            264

     Decrease in income taxes payable                       (710)

     Decrease in other liabilities                        (1,138)
                                                          ------
     Net cash provided by operating activities            11,969
                                                          ======

                               Corona SA, its Subsidiaries and Related Companies
                                      Notes to the Combined Financial Statements
                                                              September 30, 1994
                                 (all amounts are in thousands of French francs)



11    OTHER COMMITMENTS

11.1  FINANCE LEASE COMMITMENTS

      The capitalization of the finance leases has the following effects on the combined financial statements as of and for the year ended September 30, 1994:

                                                           Plant and
                                              Buildings    equipment
                                              ---------    ---------
     BALANCE SHEET

     Capital value of items                      8,411        1,000
     Accumulated depreciation                   (2,229)        (100)
     Capital payments remaining                 (6,786)        (900)
                                                ------        -----
     Impact on net assets                         (604)          --
                                                ======        =====
     INCOME STATEMENT

     Finance lease charge                       (1,050)        (180)

     Depreciation expense                          420          100
     Financial expense                             668           80
                                                ------        -----
     Impact on pre-tax net income                   38           --
                                                ======        =====

                               Corona SA, its Subsidiaries and Related Companies
                                      Notes to the Combined Financial Statements
                                                              September 30, 1994
                                 (all amounts are in thousands of French francs)



11.2  DEFERRED TAXATION

      The following deferred tax assets have been accounted for in the accompanying combined balance sheet:

      Deferred tax on the capitalization of the
        finance lease contracts                                      201
      Deferred tax on employee profit sharing and other
        timing differences or the 1994 financial year
        (deductible in the 1995 financial year)                      780
                                                                    ----
                                                                     981
                                                                    ====
      These deferred taxes are applied as follows:

      .  to the combined reserves at the
         beginning of the financial year                             633
      .  to the net income for the financial year                    348
                                                                    ----
                                                                     981
                                                                    ====

11.3  SECURITIES GRANTED

      Shares in Corona SA held by S.E.P.A.C. have been pledged to guarantee the financing made available by Credit Lyonnais.

      In addition, certain fixed assets are mortgaged to provide security for the leasing companies or financial institutions who have financed such assets.

                               Corona SA, its Subsidiaries and Related Companies
                                      Notes to the Combined Financial Statements
                                                              September 30, 1994
                                 (all amounts are in thousands of French francs)



12    EVENTS SUBSEQUENT TO THE BALANCE SHEET DATE

12.1  TRANSACTIONS IN PROCESS

      Negotiations have been entered into, subsequent to the balance sheet date for the combined financial statements, for the sale of all the shares of the companies in the Corona Group to an American company, Sunrise Medical (via an intermediate company incorporated in France, Homecare Holdings France SA).

12.2  CONVERSION OF THE DEBENTURES

      The conversion of the convertible debentures into shares will be made prior to the acquisition by Sunrise Medical and will result in an increase of FF.3,000 in the net assets of the Corona Group.

12.3  DISTRIBUTION OF DIVIDENDS

      As described in note 3.2, the annual French financial statements are prepared before recording the dividends which the shareholders have agreed to distribute.

      The distributions which have been made subsequent to September 30, 1994 amount to:

      . FF. 5,003 taken from the net income for the year ended September 30, 1994 of which FF. 2,838 is effectively returned to the Group (since it is paid to the holding company S.E.P.A.C),

      . FF. 4,600 taken from prior year retained earnings of which FF. 2,608 is returned to the Group (since it is paid to the holding company S.E.P.A.C.).

                                                                   Item 7.b

                     SUNRISE MEDICAL INC. AND SUBSIDIARIES
                  UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                             FINANCIAL STATEMENTS


The unaudited pro forma condensed consolidated balance sheet as of December 30, 1994 assumes that the acquisition of all shares of Corona S.A. and its related companies ("Corona") had occurred on December 30, 1994 and accordingly is reflected in the financial position of Sunrise Medical Inc. ("Sunrise") as of December 30, 1994.

The unaudited pro forma condensed consolidated statements of operations for the year ended July 1, 1994 and the six months ended December 30, 1994 present the results of operations of Sunrise assuming the Corona acquisition had been consummated as of the beginning of the periods indicated, except that operating results for Corona's fiscal year ending September 30, 1994 were used to prepare the unaudited pro forma condensed consolidated statement of operations for the year ended July 1, 1994, Sunrise's fiscal year end.

The unaudited pro forma condensed financial statements have been prepared by Sunrise and all calculations have been made based upon assumptions deemed appropriate. The unaudited pro forma condensed financial statements were prepared utilizing the accounting policies of both Sunrise and Corona (except, in the case of Corona, where those policies deviated from U.S. generally accepted accounting principles). The preliminary allocations of the purchase price, which will be subject to further adjustments as Sunrise finalizes the allocation of the purchase price in accordance with generally accepted accounting principles, are included in the unaudited pro forma condensed financial statements.

The unaudited pro forma financial information does not purport to be indicative of the results of operations or the financial position which would have actually been obtained if the acquisitions had been consummated on the dates indicated. In addition, the unaudited pro forma financial information does not purport to be indicative of results of operation or financial positions which may be achieved in the future.

The unaudited pro forma financial information should be read in conjunction with Sunrise's historical consolidated financial statements and notes thereto contained in the 1994 Annual Report on Form 10-K and the Quarterly Report on Form 10-Q for the quarter ended December 30, 1994.

                     SUNRISE MEDICAL INC. AND SUBSIDIARIES
           UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               DECEMBER 30, 1994
                                (in thousands)

                                     Sunrise Medical
                                    December 30, 1994          Corona                           Unaudited
                                      Per Form 10-Q       December 31, 1994     Acquisition     Pro Forma
                                       (Unaudited)         (1) (Unaudited)      Adjustments      Amount
                                    -----------------     -----------------     -----------     ---------
Assets
Current assets:
  Cash and cash equivalents                    $6,132                $1,979                        $8,111
  Receivables, net                            133,975                13,261                       147,236
  Inventories                                  77,549                 3,460                        81,009
  Other current assets                         10,882                   482                        11,364
                                    ---------------------------------------------------------------------

Total current assets                          228,538                19,182                       247,720

Property, plant and equip., net                82,874                 4,084           1,055 (2)    88,013
Goodwill & other intangibles, net             229,071                   320          31,871 (3)   261,262
Other assets, net                                 744                                                 744
                                     ----------------     -----------------     -----------     ---------

  Total assets                               $541,227               $23,586         $32,926      $597,739
                                     ================     =================     ===========     =========
Liabilities and
 Stockholders' Equity
Current liabilities:
  Current maturities
   -- long-term obligations                    $1,710               $ 1,435                      $  3,145
  Trade accounts payable                       32,823                 7,629                        40,452
  Accrued compensation
   and other expenses                          53,259                 2,935           2,271 (4)    58,465
  Income taxes                                  9,455                 1,321                        10,776
                                     ----------------     -----------------     -----------     ---------

Total current liabilities                      97,247                13,320           2,271       112,838

Long-term debt,
 less current installments                    157,077                 2,942          32,735 (5)   192,754
Deferred income taxes                           2,865                                               2,865
Stockholders' equity                          284,038                 7,324          (2,080)(6)   289,282
                                     --------------------------------------------------------------------

  Total liabilities and
   stockholders' equity                      $541,227               $23,586         $32,926      $597,739
                                     ====================================================================

(See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements)

                     SUNRISE MEDICAL INC. AND SUBSIDIARIES
      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      SIX MONTHS ENDED DECEMBER 30, 1994

                   (in thousands, except per share amounts)

                                                  Sunrise Medical
                                                 December 30, 1994            Corona                               Unaudited
                                                  Per Form 10 - Q        December 31, 1994       Acquisition       Pro Forma
                                                   (Unaudited)            (8) (Unaudited)        Adjustments         Amount
                                                 -----------------       -----------------       -----------       ---------
Net sales                                                 $287,462                $18,725                           $306,187
Cost of sales                                              186,393                 12,489                            198,882
                                                 -----------------       ----------------        -----------       ---------

Gross profit                                               101,069                  6,236                            107,305
Marketing, selling and
  administrative expenses                                   60,844                  3,242                  6 (9)      64,092
Research and
  development expenses                                       6,088                    205                              6,293
Corporate expenses                                           3,404                                                     3,404
Amortization of goodwill
  and other intangibles                                      3,188                                       398 (10)      3,586
                                                 -----------------       ----------------        -----------       ---------

Corporate operating income                                  27,545                  2,789               (404)         29,930

Other (expense) income:
  Interest expense                                          (4,462)                  (233)            (1,244) (11)    (5,939)
  Other income & exp., net                                    (409)                    50                               (359)
                                                 -----------------       ----------------        -----------       ---------
Income before taxes                                         22,674                  2,606             (1,648)         23,632
Income taxes                                                 9,319                    923               (480) (12)     9,762
                                                 -----------------       ----------------        -----------       ---------
Net income                                                 $13,355                 $1,683            ($1,168)        $13,870
                                                 =================       ================        ===========       =========
Earnings per share                                           $0.72                                                     $0.74
                                                 =================                                                 =========
Weighted average number
  of shares outstanding                                     18,577                                       264 (13)     18,841
                                                 =================                               ===========       =========

(See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements)

                     SUNRISE MEDICAL INC. AND SUBSIDIARIES
      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                            YEAR ENDED JULY 1, 1994

                   (in thousands, except per share amounts)


                                                  Sunrise Medical             Corona                               Unaudited
                                                   July 1, 1994          September 30, 1994      Acquisition       Pro Forma
                                                  Per Form 10 - K        (7)(8) (Unaudited)      Adjustments         Amount
                                                 -----------------       -----------------       -----------       ---------
Net sales                                                 $467,906                $31,321                           $499,227
Cost of sales                                              297,081                 20,890                            317,971
                                                 -----------------       ----------------        -----------       ---------

Gross profit                                               170,825                 10,431                            181,256
Marketing, selling and
  administrative expenses                                  100,238                  5,158                 11 (9)     105,407
Research and
  development expenses                                      11,029                    384                             11,413
Corporate expenses                                           5,444                                                     5,444
Amortization of goodwill
  and other intangibles                                      5,435                                       797 (10)      6,232
                                                 -----------------       ----------------        -----------       ---------

Corporate operating income                                  48,679                  4,889               (808)         52,760

Other (expense) income:
  Interest expense                                          (6,078)                  (408)            (2,488) (11)    (8,974)
  Other income & exp., net                                     (17)                   109                                 92
                                                 -----------------       ----------------        -----------       ---------
Income before taxes                                         42,584                  4,590             (3,296)         43,878
Income taxes                                                16,727                  1,397               (960) (12)    17,164
                                                 -----------------       ----------------        -----------       ---------
Net income                                                 $25,857                 $3,193            ($2,336)        $26,714
                                                 =================       ================        ===========       =========
Earnings per share                                           $1.41                                                     $1.44
                                                 =================                                                 =========
Weighted average number
  of shares outstanding                                     18,317                                       232 (13)     18,549
                                                 =================                               ===========       =========

(See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements)

                     SUNRISE MEDICAL INC. AND SUBSIDIARIES
             NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                             FINANCIAL STATEMENTS
                            (dollars in thousands)


(1) Condensed from the unaudited balance sheet of Corona S. A. and related companies ("Corona") as of December 31, 1994 and translated from French francs to U.S. dollars at the month end exchange rate.

(2) To record the estimated increase to fair market value of real estate owned by Corona.

(3)  Represents estimated goodwill from acquisition.

(4) Represents estimated acquisition-related fees and expenses, including corporate and real estate transfer taxes, incurred by Sunrise Medical Inc. ("Sunrise").

(5) Reflects the debt incurred to finance the acquisition. The purchase price of $38,533 (FFR 206,000) consisted of $32,735 (FFR 175,000) in cash drawn from Sunrise's multi-currency credit facility and $5,798 (FFR 31,000) in Sunrise common stock to be issued at date of acquisition.

(6) Reflects elimination of equity of Corona and issuance of Sunrise common stock valued at $5,798.

(7) The results of operations for Corona's fiscal year ending September 30, 1994 have been used to prepare the unaudited pro forma condensed consolidated statement of operations for the year ended July 1, 1994.

(8) Condensed from the unaudited statements of operations of Corona S.A. and related companies for the fiscal year ending September 30, 1994 and the six months ending December 31, 1994 and translated from French francs to U.S. dollars using the applicable weighted average exchange rates.

(9) Additional depreciation expense on the depreciable portion of the revalued real estate.

(10) Represents the amortization of goodwill generated by the acquisition on a straight line basis over forty years.

(11) Reflects additional interest expense attributable to the bank debt used to finance the acquisition.

(12) Recognizes pro forma income taxes calculated using statutory tax rates for the applicable period and providing no tax benefit from the amortization of goodwill.

(13) Reflects the additional number of shares outstanding assuming the acquisition had occurred at the beginning of the period.